UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 12, 2004

Citizens Communications Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 30, 2001, Citizens Communications Company (the “Company”) filed a registration statement (File No. 333-58044) on Form S-3 with the Securities and Exchange Commission (the “Commission”), as amended by Amendment No. 1 thereto filed with the Commission on May 7, 2001 (the “Registration Statement”). (The prospectus contained therein is referred to as the “Prospectus”.) The Company filed a supplement to the Prospectus dated November 8, 2004, relating to the issuance and sale of up to $700,000,000 aggregate principal amount of the Company’s 6¼ % Senior Notes due 2013 (the “Prospectus Supplement”) with the Commission. In connection with the filing of the Prospectus Supplement with the Commission, the Company is filing certain exhibits as part of this Form 8-K. See “Item 9.01, Financial Statements and Exhibits.”

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

1.1   —          Underwriting Agreement dated November 8, 2004 between the Company and J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Greenwich Capital Markets, Inc., Deutsche Bank Securities Inc. and UBS Securities LLC, as Underwriters.

4.1   —          Third Supplemental Indenture to Indenture, dated as of November 12, 2004 between the Company and JPMorgan Chase Bank.

4.2   —          Form of 2013 Note (contained in Exhibit 4.1).

5.1   —          Opinion of Finn Dixon & Herling LLP.

12.1 —          Statement of computation of ratio of earnings to fixed charges.

23.1 —          Consent of Finn Dixon & Herling LLP (contained in exhibit 5.1).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNICATIONS COMPANY

Date: November 12, 2004	By:	/s/ Robert J. Larson
Robert J. Larson
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
1.1

Underwriting Agreement dated November 8, 2004 between the Company and J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Greenwich Capital Markets, Inc., Deutsche Bank Securities Inc. and UBS Securities LLC, as Underwriters.

4.1	Third Supplemental Indenture to Indenture, dated as of November 12, 2004 between the Company and JPMorgan Chase Bank.

4.2	Form of 2013 Note (contained in Exhibit 4.1).

5.1	Opinion of Finn Dixon & Herling LLP.

12.1	Statement of computation of ratio of earnings to fixed charges.

23.1	Consent of Finn Dixon & Herling LLP (contained in exhibit 5.1).